EXHIBIT 99.1
1259 NW 21st Street
Pompano Beach, FL 33069

NEWS

July 31, 2012	FOR MORE INFORMATION: 954-917-4114 HOWARD L. EHLER, JR. CHIEF OPERATING OFFICER

IMPERIAL INDUSTRIES, INC. ANNOUNCES IT HAS ENTERED
INTO A MERGER AGREEMENT WITH Q.E.P. CO., INC.
TO PURCHASE 100% OF ITS COMMON STOCK

Pompano Beach, FL………Imperial Industries, Inc. (OTC: “IPII”) (the “Company”) announced today that the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Q.E.P. Co., Inc. (“QEPC.PK”), a worldwide manufacturer, marketer and distributor of hardwood flooring, flooring installation tools, adhesives and flooring related products, providing for the merger of a subsidiary of QEP with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of QEP. Pursuant to the terms and conditions of the Merger Agreement, each share of the common stock of the Company issued and outstanding immediately prior to the effective time of the Merger will be converted into the right to receive $.30 in cash.

The Company’s Board of Directors approved the Merger Agreement and resolved to recommend that the Company’s stockholders vote to adopt the Merger Agreement. The proposed Merger is subject to a number of customary closing conditions, including obtaining approval from the holders of a majority of the Company’s outstanding shares of common stock at a Company stockholder meeting to be held. The Company will call a special meeting of its stockholders from the purpose of voting on the Merger as soon as practical, which is expected to be held in October 2012. There can be no assurance that the Company will obtain a majority shareholder vote to consummate the Merger, or that the Merger Agreement will be terminated due to certain termination rights of the parties.

For more information, please refer to the Company’s Form 8-K regarding the Merger Agreement which is being filed with the Securities and Exchange Commission on July 31, 2012 and which will be available on the Company’s website www.imperialindustries.com shortly thereafter.

Page 2 of News Release dated July 31, 2012

Imperial Industries, Inc., through its subsidiary, Premix-Marbletite Manufacturing Co. is engaged in the manufacture and distribution of pool, stucco, plaster and roofing products to building materials dealers, contractors and others and sells products primarily in the State of Florida and to a lesser extent the rest of the Southeastern United States and the Caribbean, with facilities in the State of Florida. See our website at www.imperialindustries.com for more information about the Company.

Q.E.P. Co., Inc. is a leading worldwide manufacturer, marketer and distributor of a comprehensive line of hardwood flooring, flooring installation tools, adhesives and flooring related products targeted for the professional installer as well as the do-it-yourselfer. Under brand names including QEP ® , ROBERTS ®, Capital ®, Harris ® Wood, Vitrex ®, PRCI ®, BRUTUS ®, Porta-Nailer ® and Elastiment ®, the Company markets over 3,000 flooring and flooring related products. In addition to a complete hardwood flooring line, QEP products are used primarily for surface preparation and installation of wood, laminate, ceramic tile, carpet and vinyl flooring. The Company sells its products to home improvement retail centers and specialty distribution outlets in 50 states and throughout the world.

The statements in this press release contain certain forward-looking statements, which are subject to risks and uncertainties. Such statements, including those regarding, among other things, the success of the Company’s sales and marketing efforts, improvements in productivity, the Company’s strategy and future prospects, the consummation of the Merger and the timing thereof, are dependent on a number of factors, including changes in economic, business, and competitive market conditions, availability of financing, the Company’s ability to obtain stockholder approval of the Merger, only some of which are within the Company’s control. Actual results could differ materially from those currently anticipated due to a number of factors, including those set forth in the Company’s Securities and Exchange Commission filings under “Risk Factors.”  The Company assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. A more detailed discussion of risks attendant to the forward-looking statements included in this press release are set forth in the “Forward-Looking Statements and Risk Factors” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011, filed with the Securities and Exchange Commission (“SEC”), and in other reports already filed with the SEC.